UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2015

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

395 W. Passaic Street

Rochelle Park, New Jersey 07662

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 433-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry in a Material Definitive Agreement.

On October 26, 2015, ORBCOMM Inc. (“ORBCOMM” or the “Company”) entered into the First Amendment to Credit Agreement (“Amendment”) amending the Credit Agreement dated as of September 30, 2014 (the “Credit Agreement”) among the Company, each lender from time to time party thereto (collectively, the “Lender”) and Macquarie CAF LLC (“Macquarie”). The Amendment modifies the definition of Change of Control in the Credit Agreement to remove a provision that may constitute what is commonly referred to as a “dead hand proxy put,” whereby certain changes in the composition of the Company’s Board of Directors would have constituted a Change of Control under the Credit Agreement.

Under the Credit Agreement, if any Change of Control occurs, each Lender shall have the right to cancel its commitments thereunder and require the Company to prepay the loans held by such Lender, together with a fee of up to 1% as set forth in the Credit Agreement. The Amendment is responsive to recent developments under Delaware law occurring after the date of the original Credit Agreement.

The above description of the Amendment is qualified in its entirety by reference to the complete Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment to Credit Agreement dated as of October 26, 2015 among ORBCOMM Inc., each Guarantor party thereto and Macquarie CAF LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By	/s/ Christian Le Brun
Name:	Christian Le Brun
Title:	Executive Vice President, General
Counsel and Secretary

Date: October 26, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	First Amendment to Credit Agreement dated as of October 26, 2015 among ORBCOMM Inc., each Guarantor party thereto and Macquarie CAF LLC.